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                              ARTHUR ANDERSEN LLP





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our work dated December 5, 1995, on the October 31, 1995 financial statements of The Advisors' Inner Circle Fund, included in the Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of the Advisors' Inner Circle Fund (No. 33-42484), and to all references to our firm included in or made part of Post-Effective Amendment No. 26 to Registration Statement File No. 33-42484.


                                             Arthur Andersen LLP

Philadelphia, Pa.,
 October 11, 1996